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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement on Form S-1 of our report dated April 5, 1999 (April 16, 1999 as to Note 16), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, New York
April 30, 1999